Exhibit 10.21

THIS TRADEMARK ASSIGNMENT AGREEMENT (“Assignment”) is made and entered into as of April 1, 2021 (“Effective Date”) by and between Hillcour, Inc., a Florida corporation, with a business address located at 5702 East Hillsborough Avenue, Suite 1417, Tampa, FL 33610; and Continental Benefits, LLC, a Florida limited liability company, located at 422 South Kings Avenue, Brandon, FL 33511 (jointly referred to “Assignors”) and Marpai Health, Inc., a New York corporation, located at 1185 Avenue of the Americas, Suite 301, New York, NY 10036 and Azrieli Center, Circular Building, 132 Derech Menachem Begin Street, Tel Aviv-Yafoa, Israel (“Assignee”). Assignors and Assignee may be individually referred to herein as “Party” or collectively as “Parties.”

WHEREAS, Assignors are the owners of the trademarks and domain names identified and set forth on Schedule “A” attached hereto (collectively, the “Marks”);

WHEREAS, Assignee is desirous of acquiring any and all rights that Assignors may have in and to the Marks, and/or any applications or registrations therefor, together with the goodwill of the business in connection with which the Marks are used and which are symbolized by the Marks, along with the right to recover damages and profits for past infringements thereof.

NOW, THEREFORE, in consideration of the premises above, the mutual promises provided herein, and for other good and valuable consideration hereby acknowledged by the Parties, the Parties agree as follows:

1.                  Assignors do hereby assign, sell, transfer, and convey unto Assignee all right, title, and interest in and to the Marks and any applications or registrations therefor, together with the goodwill of the business of Continental Benefits, LLC in connection with which the Marks are used and which are symbolized by the Marks, including, but not limited to, the use of the Marks in any manner; and Assignors do hereby further assign, sell, transfer, and convey unto Assignee any and all claims of Assignors for past infringement and any and all causes of action of Assignors with respect to and/or arising out of the Marks, along with the right to recover damages and profits for past infringements thereof.

2.                  Assignors agrees to execute and deliver at the request of Assignee, all papers, instruments, and assignments, and to perform any other reasonable acts Assignee may require in order to vest all Assignors’ rights, title, and interest in and to the Marks in Assignee throughout the world at Assignee’s sole cost and expense.

TRADEMARK ASSIGNMENT AGREEMENT

3.                  Assignors shall not, now or in the future, challenge or attempt to cancel, or assist others in challenging or attempting to cancel Assignee’s rights to the Marks and/or any future applications or registrations therefor throughout the world.

4.                  This Assignment shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law provisions thereof.

5.                  This Assignment may be signed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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TRADEMARK ASSIGNMENT AGREEMENT

IN WITNESS WHEREOF, Assignors and Assignee have caused this Assignment to be signed and executed by the undersigned officers thereunto duly authorized as of the date first set forth above.

ASSIGNOR: HILLCOUR, INC.

By:	/s/ Philip G. Mowry

Name:	Philip G. Mowry

Title:	Authorized Representative

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TRADEMARK ASSIGNMENT AGREEMENT

ASSIGNOR: CONTINENTAL BENEFITS, LLC

By:	/s/ Betsy Knorr

Name:	Betsy Knorr

Title:	Manager

ASSIGNEE: MARPAI HEALTH INC.

By:	/s/ Edmundo Gonzalez

Name:	Edmundo Gonzalez

Title:	CEO

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TRADEMARK ASSIGNMENT AGREEMENT

Schedule “A”

(Schedule of Trademarks)

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